Exhibit 99.1
Allison Abraham Retires as Co-Chair and Member of the Beyond, Inc. Board of Directors

Marcus Lemonis will serve as the Chairman of the Board

MIDVALE, Utah – Dec. 11, 2023 – Beyond, Inc., (NYSE: BYON) (“Beyond” or the “Company”), the parent company of online furniture and home furnishings retailer Bed Bath & Beyond, formerly known as Overstock, today announced that, on December 10, 2023, Allison H. Abraham notified the Board of Directors of Beyond (“the Board") of her decision to retire. As part of that transition, Ms. Abraham resigned as a Director of the Company, effective immediately. Marcus Lemonis will transition to the role of Chairman of the Company’s Board of Directors.

Ms. Abraham said, “I thank the Board, management, and rest of the Beyond family for their support over the years. It has been an honor to work for the Company and represent our shareholders for more than two decades. Marcus has been an exceptional addition to the Board since joining in October and I believe the Company and the Board will benefit from his leadership during this next phase of growth.”

Mr. Lemonis, Chairman of Beyond, said, “On behalf of the Board, I would like to thank Ms. Abraham for her years of invaluable service to the Company. She has successfully guided the Company through multiple business transitions, including the recently completed brand acquisition of Bed Bath & Beyond. During her tenure, the Company has evolved into a leading furniture and home furnishings ecommerce retailer with a solid path to growth. The Board and I remain committed to working with the management team to execute on our long-term strategy to enhance value for our shareholders.”

Ms. Abraham's resignation was for personal reasons and not the result of any dispute or disagreement with the Company or the Company’s Board of Directors on any matter relating to the operations, policies, or practices of the Company. The Company intends to fill Ms. Abraham’s vacant Board seat in the near term when a suitable candidate is found.

About Beyond
Beyond, Inc. (NYSE:BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products they love. The Company owns the Bed Bath & Beyond brand and associated intellectual property. Bed Bath & Beyond is an online furniture and home furnishings retailer in the United States and Canada. The leading ecommerce website sells a broad range of quality, on-trend home products at competitive prices, including furniture, bedding and bath, patio and outdoor, area rugs, tabletop and cookware, décor, storage and organization, small appliances, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website.

Beyond, Bed Bath & Beyond, Welcome Rewards, Overstock and Overstock Government are trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to regarding the timing for identifying a new member to serve on the Company’s Board of Directors. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 2, 2023, Form 10-Q for the quarter ended June 30, 2023, filed with the SEC on July 31, 2023, Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 31, 2023, and in our subsequent filings with the SEC.

Contacts
Investor Relations:
Lavesh Hemnani
ir@beyond.com

Media Relations:
Sarah Factor
pr@beyond.com